UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2009

AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On September 10, 2008 and September 21, 2008, AuraSource, Inc. (the “Company”) entered into two Exploration Licenses Transfer Agreements (the “Agreements”) with SOCIÉTÉ GUINEA CONSULTANT INTERNATIONAL (LTD) SARL. (“GCI”), under which GCI agreed to transfer to the Company a total of four exploration licenses in the Republic of Guinea for mineral resources in exchange for 30,000,000 shares of the Company’s common stock (“Shares”).

Under the terms of the Agreements, the Shares were to be issued by the Company to GCI only if GCI satisfied certain conditions. If GCI did not satisfy the conditions specified in the Agreements and such conditions were not waived by the Company, the Agreements would be terminated and the Shares would not be issued to GCI.

GCI has not satisfied the required conditions under the Agreements and the Company has not waived such conditions.  Therefore, the Shares were not issued to GCI and each of the Agreements have terminated effective as of May 9, 2009.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSource, Inc.

Company Name

Date: May 13, 2009	By:	/s/ ERIC STOPPENHAGEN
Name Eric Stoppenhagen
Title Interim Chief Financial Officer